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                                                               Exhibit 21



                       Subsidiaries of the Registrant

  Name of Subsidiary                                   State of Incorporation
 ----------------------                                -----------------------

  AII Acquisition Corp.                                           Delaware

  ALC Funding Corporation                                         Delaware

  Jessop Steel Company                                            Pennsylvania